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                                                                  EXECUTION COPY





                              THE OILGEAR COMPANY,

                                   as Lessor

                                       to

                           COUNTY OF DODGE, NEBRASKA,

                                   as Lessee




                      ____________________________________

                           BUILDING IMPROVEMENT LEASE
                      ____________________________________



                          Dated as of October 1, 1997





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                      BUILDING IMPROVEMENT LEASE AGREEMENT


         THIS BUILDING IMPROVEMENT LEASE is made and entered into as of the 1st day of October, 1997 by and between THE OILGEAR COMPANY, a Wisconsin corporation ("Company"), as lessor, and COUNTY OF DODGE, NEBRASKA, a political subdivision of the State of Nebraska ("Issuer"), as lessee.

         Company, in consideration of the covenants of Issuer hereinafter set forth, does by these presents lease to Issuer the buildings and improvements described at Appendix A hereto situated upon a parcel of land located at 905 South Downing Street, Fremont, Nebraska, more specifically described at Appendix B hereto.

         TO HAVE AND TO HOLD the same unto Issuer from, on and after the date hereof to the termination date of that Lease Agreement dated as of October 1, 1997 by and between Issuer, as lessor, and Company, as lessee, but in no event earlier than the first date on which the Bonds are no longer Outstanding under the Indenture (as such terms are defined by such Lease Agreement), and Company warrants to Issuer the peaceful and quiet enjoyment of the premises hereby leased for and during the term hereof.

         Issuer, in consideration of the leasing of the premises as above set forth, has agreed with Company to pay Company as rent for the use of the same the sum of Ten Dollars ($10.00) per year, which rent has been paid by Issuer for the entire term, the receipt and sufficiency of which are hereby acknowledged by Company.

         Issuer further covenants with Company that at the expiration of the term of this Building Improvement Lease peaceable possession of said premises, together with any improvements, fixtures, equipment and furnishings now or hereafter situated thereupon during the lease term, shall be given to Company.

         It is further covenanted and agreed between the parties hereto that the leased premises shall be used only in accord with the Nebraska Industrial Development Act, Chapter 13, Article 11, Reissue Revised Statutes of Nebraska, 1943, as amended.

         If Company or Issuer acquires the interest of the other in the premises, including pursuant to the Lease Agreement, there shall be no merger of the leasehold estate granted hereby into (i) the fee simple estate in the property, or (ii) any leasehold estate superior to that of Issuer.

         The covenants herein shall extend to and be binding upon the successors and assigns of the parties to this Building Improvement Lease.





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         IN WITNESS WHEREOF, the parties hereto have caused this Building
Improvement Lease to be executed by their duly authorized officers as of the day and year first written above.

                                               THE OILGEAR COMPANY


                                               By     [SIG]
                                                  ------------------------------
                                                  Vice President, Finance



[SEAL]                                         COUNTY OF DODGE, NEBRASKA

ATTEST:

By     [SIG]                                   By  Dean T. Lux
   -----------------------                        ------------------------------
   County Clerk                                   Chairman, Board of Supervisors









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